Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of June 30, 2026, by and between IGC Pharma, Inc., a Maryland corporation (the “Company”), and the Purchaser (“Purchaser”).

1. Purchase and Sale of Shares

Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, _________ shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $0.27 per Share.

2. Consideration; Cancellation of Indebtedness

The aggregate purchase price for the Shares is __________. The purchase price shall be paid by the Purchaser through the cancellation and satisfaction of ___________outstanding owed by the Company to the Purchaser as of the date hereof.

Upon issuance of the Shares, the Company’s obligation to the Purchaser in the amount of __________ shall be deemed fully paid, satisfied, and discharged, and the Purchaser shall have no further claim against the Company with respect to such amount.

3. Closing

The closing of the transactions contemplated by this Agreement shall occur on June 30, 2026, or such other date as the parties may mutually agree. At closing, the Company shall instruct its transfer agent to issue the Shares to the Purchaser, subject to applicable restrictive legends and transfer restrictions.

4. Company Representations

The Company represents and warrants to the Purchaser that:

(a)	the Company is duly incorporated, validly existing, and in good standing under the laws of the State of Maryland;

(b)	the Company has all necessary corporate power and authority to enter into this Agreement and issue the Shares;

(c)	the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action;

(d)	the Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable; and

(e)	the transaction has been approved in advance by the independent directors and the Audit Committee of the Board of Directors, with the Purchaser recused, including for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

5. Purchaser Representations

The Purchaser represents and warrants to the Company that:

(a)	the Purchaser is acquiring the Shares for investment purposes and not with a view to any distribution in violation of the Securities Act of 1933, as amended;

(b)	the Purchaser understands that the Shares have not been registered under the Securities Act and are being issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act;

(c)	the Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold, transferred, pledged, or otherwise disposed of unless registered under the Securities Act or an exemption from registration is available;

(d)	the Purchaser has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of acquiring the Shares;

(e)	the Purchaser has had access to such information concerning the Company as the Purchaser deems necessary to make an informed investment decision; and

(f)	the Purchaser is an executive officer of the Company and is familiar with the Company’s business, financial condition, results of operations, and public filings.

6. Securities Law Matters

The Purchaser acknowledges that the Shares will bear a restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION.”

The Purchaser further acknowledges that any resale of the Shares shall remain subject to applicable federal and state securities laws, Rule 144, Section 16 of the Securities Exchange Act of 1934, the Company’s insider trading policy, and applicable NYSE American rules.

7. Release of Cancelled Indebtedness

Effective upon issuance of the Shares, the Purchaser hereby releases and discharges the Company from any and all claims, demands, rights, or causes of action relating to the cancelled indebtedness in the amount of __________.

8. Further Assurances

Each party agrees to execute and deliver such additional documents and take such further actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

9. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to any conflict of law principles.

10. Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements, and discussions, whether written or oral, relating to such subject matter.

11. Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered electronically shall be deemed to have the same legal effect as original signatures.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

IGC PHARMA, INC.

By:

Name:	Company Representative

PURCHASER

By:

Name :
Title:

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